UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                February 14, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                   Louisiana                                  72-0651161
        (State or other jurisdiction of                      (IRS Employer
        incorporation or organization)                    Identification No.)

   100 CenturyTel Drive, Monroe, Louisiana                       71203
   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000


Item 8.01      Other Events

         On February 14, 2005, we completed our previously-announced public sale of $350 million aggregate principal amount of 5% Senior Notes, Series M, due 2015. On February 15, 2005, we completed our previously-announced remarketing of approximately $460 million aggregate principal amount of Senior Notes, Series J, due 2007, and, in connection therewith, we purchased approximately $399 million of such Series J Notes. The net effect of these transactions reduced our total indebtedness by approximately $49 million. For additional information, please see our press releases dated February 9, 2005 and February 11, 2005 and certain other related transaction documents listed below in Item 9.01 as exhibits.

Item 9.01      Financial Statements and Exhibits

         (c)   Exhibits

               1.1 Underwriting Agreement, dated February 9, 2005, by and among us and the underwriters named therein, relating to the sale of our 5% Senior Notes, Series M, due 2015

               1.2 Price Determination Agreement, dated February 9, 2005, by and among us and the underwriters named therein, relating to the sale of our 5% Senior Notes, Series M, due 2015

               1.3 Remarketing Agreement, dated as of February 2, 2005, by and among us and the remarketing agents named therein, relating to the remarketing of our Senior Notes, Series J, due 2007

               1.4 Supplemental Remarketing Agreement, dated as of February 2, 2005, by and among us and the remarketing agents named therein, relating to the remarketing of our Senior Notes, Series J, due 2007

               4.1 Third Supplemental Indenture, dated as of February 14, 2005, by and among us and Regions Bank, as trustee, establishing the terms of our 5% Senior Notes, Series M, due 2015

               4.2 Form of our 5% Senior Notes, Series M, due 2015 (included in Exhibit 4.1 above)

               99.1 Press Release dated February 9, 2005, relating to the sale of our 5% Senior Notes, Series M, due 2015

               99.2 Press Release dated February 11, 2005, relating to the remarketing of our Senior Notes, Series J, due 2007


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                          CenturyTel, Inc.

                                          By:  /s/ Neil A. Sweasy
                                             ---------------------
                                             Neil A. Sweasy
                                             Vice-President and Controller

Dated:   February 15, 2005